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                            LICENSE - LICENSE CLASS 3


                     FOR THE OPERATION OF TRANSMISSION LINKS

            FOR THE PERFORMANCE OF PUBLIC TELECOMMUNICATIONS SERVICES

                            BY THE LICENSEE OR OTHERS



The Regulatory authority for Telecommunications and Postal Services (Reg TP, Licensor), in response to the application dated September 3, 1998, under the terms of Section 5, Paragraph 1, No. 1, Paragraph 2, No. 1, letter c) in connection with Section 8, Paragraphs 1 to 3 and Section 50, Paragraph 2, Clause 1 of the Telecommunications Act (TKG) of July 25, 1996 (Bundesgesetzblatt I, p.1120) from


                                 COMPLE TEL GMBH

                       HOHENSTAUFENRING 62, 50 674 COLOGNE
                                   (LICENSEE)


(hereinafter designated "the Licensee") hereby issues a license in License Class 3 for the operation of transmission links to offer telecommunications services to the public by the Licensee or others.

The application dated September 3, 1998, is a component of this license.

This license is recorded under No. 98 03 0216.

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1.   SUBJECT OF THE LICENSE

1.1  SCOPE OF APPLICATION

     With this license, the Licensee receives the right, under the terms of the Telecommunications Act and the legal orders based on said Act, to operate transmission links in the context of License Class 3 in the License Territory, by means of which telecommunications services are offered to the public by the Licensee and by other parties.

     The Licensee is also entitled to operate transmission links in the form of wireless communications links, if the frequencies required have been allocated under the terms of Sections 44 to 48 TKG and the frequency regulations based on said TKG. These frequency allocations are a component of this License.

     The License does not authorize the Licensee to offer voice telephone service (Section 6, paragraph 2, No. 2 TKG), or to operate transmission links for public wireless telephone services or satellite wireless services (Section 6, Paragraph 2, No. 1, letters a) and b) TKG).

1.2  GEOGRAPHIC TERRITORY

     The License Territory of the territory of the cities of:

     -    Berlin
     -    Munich
     -    Frankfurt am Main

2.   USE OF PUBLIC ROADS

     The Licensor transfers to the Licensee, under the terms of Section 50, Paragraph 2, No. 1 TKG, the right to use public roads, free of charge, for telecommunications lines (Section 3, No. 20 TKG) as required for the exercise of the license rights, under the terms of Sections 50 to 58 TKG, to the extent that such telecommunications lines will not cause any long-term restriction of the use of the public roads for their intended purpose.

3.   INCIDENTAL PROVISIONS

3.1  MODIFICATIONS TO THE COMMERCIAL REGISTER

     The Licensor must be notified immediately of any modifications in the information recorded in the Commercial Register, which notification must be accompanied by a copy of a certified extract from the Commercial Register. This information is required to determine whether the license requirements set forth in Section 8, paragraph 3, Clause 2, No. 2 TKG are still met, and to ensure compliance with the Licensee's obligations in the event of a transformation and/or change in ownership of the Licensor under Section 9 TKG.

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3.2  OFFER TO SELL TRANSMISSION LINKS

     The Licensee must be notified immediately of the offer to sell transmission links under the terms of Appendix II to "Guideline 92/44/EWG of the Council dated June 5, 1992, on the Introduction of Open Network Access to Leased Lines" (Abl. EG No. L 165 dated June 19, 1992, p. 27), as amended by Commission Resolution 94/439/EWG dated June 15, 1994 (Abl. EG No. L 181 dated July 15, 1994, p. 40). The information is required to determine the market share with regard to the obligation to provide universal services as set forth in Section 18, paragraph 1 TKG.

3.3  SAFETY OFFICER AND DOCUMENTS REQUIRED UNDER SECTION 87 PARAGRAPH 2 TKG

     Before beginning operation of the service, the Licensee must designate the Safety Officers, submit the documents stipulated in Section 87, Paragraph 2, TKG, and provide the statement stipulated by Section 87 paragraph 2, Clause 2 TKG.

4.   ADDITIONAL INFORMATION

4.1  TECHNICAL IMPLEMENTATION OF MONITORING MEASURES STIPULATED BY SECTION 88
     TKG

     It is expressly noted that the technical configuration of the equipment for the implementation of legally required measures for monitoring telecommunications under Sections 88, Paragraph 2, Clause 1, requires the approval of the regulatory authorities. The operation of the telecommunications systems before the demonstration that the approval requirements have been met in the context of the acceptance procedure is a violation of Sections 88 Paragraph 2, Clause 4, together with Section 96, Paragraph 1, No. 13 and 14 TKG, and may result in the revocation of the license under the terms of Section 15 TKG.

     The configuration and presentation of technical equipment for the implementation of legally required measures for monitoring telecommunications are not necessary:

     - if at the ends of the transmission links that lie within the scope and/or territorial range of the license, the only network nodes that have been activated are those whose operators are for their part subject to the requirements of Sections 88 TKG or if the transmission links are used to connect network nodes to which no terminals within the meaning of Section 2, No. 4 FUV or within the meaning of Sections 88 Paragraph 2 TKG can be connected;
     - if the Licensee operates only transmission links via which only the telecommunications services "Transmission of Audio and Video Programs" for the public are offered by it or by others.

4.2  FEE

     The License is issued in exchange for a fee as stipulated in Section 16, Paragraph 1, Clause 1 TKG. The fee, on the basis of the Telecommunications License Fee Order (TKLGebV) dated July 28, 1997 (BGBl. I, p. 1936) issued on the basis of Section 16, Paragraph 1, No. 2, TKG, shall be determined by a separate decision.

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4.3  FEES AND ASSESSMENTS IN THE EVENT OF ALLOCATION OF FREQUENCIES

     Any allocation of frequencies for the operation of transmission links in the form of wireless links shall be subject to the payment of fees and assessments under the terms of Section 48 TKG and the Frequency Fee Order (FGebV) dated May 21, 1997 (BGBl. I, p. 1126) and the Frequency Usage Assessment Order (FBeitrV) dated November 19, 1996 (BGBl. I, p. 1790) issued on the basis of the TKG. Frequency allocation fees and frequency usage assessments shall be determined by a separate decision. Modifications to the allocation and re-allocation of frequencies shall be made by independent administrative orders.

4.4  TRANSMISSION OF RADIO PROGRAMS

     For the operation of transmission links for which an allocation of frequencies is necessary for the transmission of radio programs, please refer to Section 47, Paragraph 3, TKG, which is applicable in the context of the frequency allocation.

4.5  FUTURE AMENDMENTS OR ADDITIONS TO INCIDENTAL PROVISIONS

     This License may be provided with additional incidental provisions after it has been issued, as stipulated in Section 8, Paragraph 2, Clause 2, TKG.

4.6  MISCELLANEOUS

     It is expressly noted that the remaining provisions of the Telecommunications Act also apply.

                             NOTICE OF RIGHT OF APPEAL

An appeal may be filed against this Decision within one month of its release, with the Administrative Court of Cologne, Appellhofplatz, 50667 Cologne, in writing or in person with the Court Documents Officer. The appeal must indicate the name of the appellant, the respondent and the subject of the appeal. It must contain a specific request. The facts and evidence produced in support of the appeal must be indicated. The appeal and the documents must be attached in a sufficient number of copies that all the parties involved can receive a copy. The appeal has no suspensory effect.

Regulatory Authority for
Telecommunications and Postal Services            Mainz, March 8, 1999

[signature]
Zufall                           [Seal]